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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                        AUGUST 28, 1998 (AUGUST 27, 1998)



                       NORWOOD PROMOTIONAL PRODUCTS, INC.
                       ----------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     TEXAS                      0-21800               74-2553074
     -----                      -------               ----------

(STATE OR OTHER             (COMMISSION FILE         (IRS EMPLOYER
 JURISDICTION OF                 NUMBER)           IDENTIFICATION NO.)
 INCORPORATION)



                         106 E. SIXTH STREET, SUITE 300
                               AUSTIN, TEXAS 78701
                               -------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (512) 476-7100


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ITEM 5.  OTHER EVENTS.

                  Investment bankers for FPK, LLC ("LLC") have advised LLC that, due to a change in high yield market conditions, the placement of $100 million principal amount of senior subordinated notes (the "Notes") could not be effected at this time. The Notes constitute a portion of the financing that is a condition to the closing of the Agreement and Plan of Merger, dated March 15, 1998, as amended (the "Merger Agreement"), by and between LLC and Norwood Promotional Products, Inc., a Texas corporation (the "Company"). LLC has advised the Company that LLC expects to secure the financing necessary to effectuate the merger contemplated by the Merger Agreement in September 1998.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: August 28, 1998          NORWOOD PROMOTIONAL PRODUCTS, INC.


                                      By:      /s/ JAMES P. GUNNING, JR.
                                         --------------------------------------
                                      Name:    James P. Gunning, Jr.
                                      Title:   Secretary, Treasurer and
                                               Chief Financial Officer